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                                                                    EXHIBIT 23.4



                        Aronson, Fetridge & Weigle P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS

                        Report of Independent Auditors


     As independent certified public accountants, we hereby consent to the inclusion of our report relating to the financial statements of H Quotient, Inc., which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and to all references to this firm included in such Annual Report.


                                        By: s/ Aronson, Fetridge & Weigle, P.C.
                                        ---------------------------------------
                                        Aronson, Fetridge & Weigle, P.C.
                                        Certified Public Accountants



May 29, 2001
Rockville, MD